UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MYOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	90-0772394
(State of incorporation or organization)	(I.R.S. employer identification no.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of MYOS Corporation, a Nevada corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-195497) filed by the Registrant with the Securities and Exchange Commission on May 15, 2014, and is incorporated herein by reference.

Item 2.    Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 8, 2014

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: President